UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2021 (June 21, 2021)

L.B. Foster Company
(Exact name of registrant as specified in its charter)

Pennsylvania		000-10436	25-1324733
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Suite 100,			15220
Pittsburgh,	Pennsylvania		(Zip Code)
(Address of principal executive offices)

(412) 928-3400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	FSTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 21, 2021, L.B. Foster Company (the “Company”) and Mr. Robert P. Bauer, the Company’s President and Chief Executive Officer, as part of the Company’s succession plan, determined he would resign his positions as President, Chief Executive Officer, and as a member of the Company’s Board of Directors (the “Board”) effective July 21, 2021 (the “Effective Date”), and assume the role of senior advisor to the Chief Executive Officer on that date, after which he intends to retire from employment with the Company on December 31, 2021.

On June 23, 2021, the Board approved the appointment of Mr. John F. Kasel to serve as the Company’s President and Chief Executive Officer and as a member of the Board, each effective on the Effective Date, and until a successor has been selected and qualified or until his earlier death, resignation, or removal. As President and Chief Executive Officer, Mr. Kasel will retain the duties of Chief Operating Officer.

Mr. Kasel, age 56, joined the Company in 2003 as Vice President - Operations and Manufacturing and served in roles of increasing responsibility, most recently as Senior Vice President and Chief Operating Officer since December 2019; Senior Vice President - Rail & Construction from 2017 to December 2019; Senior Vice President - Rail Products & Services from 2012 to 2017; Senior Vice President - Operations and Manufacturing from 2005 to 2012; and Vice President - Operations and Manufacturing from 2003 to 2005.

Lee B. Foster II, Chairman of the Board of the Company, commented, “The appointment of John Kasel and the retirement of Bob Bauer represent the culmination of the Company’s chief executive officer succession plan. Mr. Kasel has been with the Company for 18 years and has served as Chief Operating Officer since 2019. The Board is confident that Mr. Kasel’s deep experience and strategic vision, honed by his completion of the Advanced Management Program at Harvard University Business School in October 2019, will help guide the Company on its path to increasing shareholder value and puts him in a uniquely qualified position to contribute to the Board as the Company’s chief executive. We are also grateful to Mr. Bauer for his many contributions for the past nine years and for his willingness to remain in an employee advisory role for the remainder of the year to ensure a smooth and seamless transition prior to his retirement.”

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

See Exhibit Index below.

Exhibit Index

Exhibit Number	Description
*104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*Exhibits marked with an asterisk are filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. FOSTER COMPANY
(Registrant)

Date:	June 25, 2021	/s/ Patrick J. Guinee
Patrick J. Guinee
Senior Vice President,
General Counsel, and Corporate Secretary